Exhibit 10.3

Exhibit 10.3 - Chief Executive Officer, Chief Financial Officer and Other Named
               Officer Compensation

     The Bank's Board of Directors, upon the recommendation of the Executive Officer Compensation Committee, approved the following (without CEO participation relative to his compensation):

     1. Annual Base Salary Changes Effective January 1, 2008

     William H. McGaughey, SEVP/Director-Capital Markets/   $220,000 to $231,000
      Treasurer
     Donald A. Pitcher, EVP/Chief Financial Officer         $180,000 to $189,000
     Stephen H. Wacknitz, CEO/President/Chairman            $500,000 to $560,000